UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SECUREALERT, INC.

(Name of the Registrant as Specified In Its Charter)

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SECUREALERT, INC.
150 West Civic Center Drive, Suite 400
Sandy, Utah 84070

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of SecureAlert, Inc.:

The annual meeting (the “Annual Meeting”) of shareholders of SecureAlert, Inc. (the “Company”) will be held at the Company’s offices, located at 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070, on Wednesday, October 26, 2011, at 11:00 a.m., Mountain Time.  The meeting will be convened for the following purposes:

(1)	To elect five directors to the Company’s Board of Directors;

(2)	To ratify the appointment of Hansen Barnett & Maxwell, P.C. as our independent registered public accounting firm for 2011;

(3)	To approve our 2011 Equity Compensation Plan;

(4)	To approve an amendment to our Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 600,000,000 to 850,000,000 shares; and

(5)	To transact such other business as may properly come before the Annual Meeting and at any adjournments thereof.

Only holders of record of the Company’s Common Stock or the Company’s Series D Convertible Preferred Stock at the close of business on August 25, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Even if you now expect to attend the Annual Meeting, you are requested to mark, sign, date, and return the accompanying proxy by fax or by mail.  If you attend the Annual Meeting, you may vote in person, whether or not you have sent in your proxy.  A proxy may be revoked at any time prior to the voting thereof.

By Order of the Board of Directors

/s/ Chad D. Olsen
Chad D. Olsen, Corporate Secretary

Sandy, Utah
August 5, 2011

This Notice of 2011 Annual Meeting and the attached Proxy Statement dated _______ __, 2011 should be read in combination with the Company’s annual report on Form 10-K, as amended, for the fiscal year ended September 30, 2010.  Collectively, these documents contain all of the information and disclosures required in connection with the 2011 Annual Meeting of Shareholders.  Copies of all these materials can be found at www.securealert.com/sec_filings/2011annualmeeting.

SECUREALERT, INC.
150 West Civic Center Drive, Suite 400
Sandy, Utah 84070

PROXY STATEMENT
___________ __, 2011

This Proxy Statement is furnished to the shareholders of SecureAlert, Inc. (the “Company”) in connection with the solicitation on behalf of the Board of Directors (the “Board”) of proxies for use at the annual meeting of shareholders (the “Annual Meeting”) to be held at the Company’s offices, located at 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070, on Wednesday, October 26, 2011, at 11:00 a.m., Mountain Time, and at any adjournments thereof.

This Proxy Statement and the enclosed form of proxy, together with a copy of the Company’s Annual Report on Form 10-K for the year ended September 30, 2010, as amended, (“Annual Report”) are first being made available to shareholders on or about August 26, 2011, and the cost of soliciting proxies in the enclosed form will be borne by the Company.  Proxies may be solicited by personal interview, telephone, facsimile and electronic means.  Banks, brokerage houses and other nominees or fiduciaries have been requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.

Important Notice of Internet Availability of Proxy Statement and Related Materials

As permitted by the federal securities laws, we are making this Proxy Statement and our Annual Report available to our shareholders primarily via the Internet instead of mailing printed copies of these materials to each shareholder.  On or about August 26, 2011, we intend to mail to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability, or “Notice,” containing instructions on how to access these materials, including the Proxy Statement and Annual Report.  We intend to make this Proxy Statement available to our shareholders on or about August 26, 2011.  This Proxy Statement and the Annual Report are available on the Internet at: www.securealert.com/sec_filings/2011annualmeeting.

If you received a Notice by mail, you will not receive a printed copy of the Annual Meeting materials by mail unless you request printed materials.  If you wish to receive printed materials, you should follow the instructions for requesting such materials contained in the Notice.

QUORUM AND VOTING REQUIREMENTS

Quorum Requirement

A majority of the votes of a voting group entitled to be cast at the Annual Meeting on all matters constitutes a quorum of that voting group.  If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares will be considered part of the quorum.  Directions to withhold authority to vote for any director, abstentions and broker non-votes (described below) will be counted to determine if a quorum for the transaction of business is present.  Once a quorum is present, voting on specific proposals may proceed.  If less than a quorum of our shares is represented at the Annual Meeting, a majority of the shares actually represented may adjourn the meeting without further notice for a period not to exceed 30 days at any one adjournment.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the Annual Meeting as originally notified.  Once a share is represented for any purpose at the Annual Meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is set for the adjourned meeting.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders so that less than a quorum remains.

Record Date and Voting Power

The Company has fixed the close of business (5:00 p.m. Eastern Time) on August 25, 2011 as the “Record Date” to determine those shares eligible to vote at the Annual Meeting.  Only persons holding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) or Series D Convertible Preferred Stock (“Series D Preferred”) as of August 21, 2011, are entitled to vote at the meeting.  On the Record Date there were 489,184,329 shares of Common Stock issued and outstanding and 37,397 shares of Series D Preferred issued and outstanding.  At the Annual Meeting, each share of Common Stock of the Company is entitled to one vote per share and each share of Series D Preferred votes with the Common Stock, on an as-converted basis at the conversion rate of 6,000 shares of Common Stock.  Voting on an as-converted basis with the Common Stock, the holders of the Series D Preferred as a class hold the equivalent of 224,382,000 shares of Common Stock.

Vote Required

Assuming the presence of a quorum, the affirmative vote of (1) a plurality of the votes cast at the Annual Meeting (in person or by proxy) is required for the election of directors, (cumulative voting is not allowed), (2) holders of a majority of the common stock present at the Annual Meeting (in person or by proxy) and entitled to vote is required to (i) ratify Hansen Barnett & Maxwell, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2011, (ii) approve the 2011 Plan, and (iii) approve the amendment increasing the number of authorized shares.

Effect of Abstentions and Broker Non-Votes

Because the election of directors is determined on the basis of a plurality of the votes cast, abstentions have no effect on the election of directors. However, because the approval of a majority of shares present and entitled to vote is required to ratify the appointment of Hansen Barnett & Maxwell, P.C. as our independent registered public accounting firm, approve the adoption of the 2011 Plan, and approve the amendment increasing the authorized number of shares, abstentions have the effect of a vote against these proposals.

If you hold shares through a broker or other nominee, your broker or nominee is permitted to exercise voting discretion only with respect to certain, routine matters.  Broker non-votes are shares held by brokers or other nominees that do not have discretionary voting authority with respect to a matter and have not received specific voting instructions from the beneficial owner.  Broker non-votes will be counted for purposes of establishing a quorum but will otherwise have no effect on the outcome of the vote on any of the matters presented for your vote, except as described above.

Brokers who have not received voting instructions from beneficial owners may vote in their discretion with respect to Proposal No. 2 (the ratification of the appointment of our independent auditors).

How You Can Vote

You can vote your shares using one of the following methods:

•	Vote through the Internet at www.proxyvote.com using the instructions included in the Notice of Internet Availability, the proxy card, or voting instruction card;

•	Vote by telephone using the instructions on the proxy card or voting instruction card if you received a paper copy of the proxy materials;

•	Complete and return a written proxy or voting instruction card using the proxy card or voting instruction card if you received a paper copy of the proxy materials; or

•
Attend and vote in person at the meeting.  If your shares are held in street or account name by a broker and you intend to vote in person at the meeting, you will need a copy of your account statement and verification from your broker that you were the beneficial owner of the shares in the account as of the Record Date.

Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy or voting instruction card.  Unless you are planning to vote in person at the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Time, on October 11, 2011.

Even if you submit your vote by one of the first three methods mentioned above, you may still vote at the meeting if you are the record holder of your shares or hold a legal proxy from the record holder. Your vote at the Annual Meeting will constitute a revocation of your earlier proxy or voting instructions.

If you send in your proxy card, but do not specify how you want to vote your shares, your shares will be voted:

(1)	FOR the election of all nominees for director as described under “Election of Directors”;

(2)	FOR ratification of Hansen Barnett & Maxwell, P.C. as our independent registered public accounting firm

(3)	FOR adoption of the 2011 Equity Compensation Plan;

(4)	FOR approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock to 850,000,000 shares; and

(5)	In the discretion of the persons named in the enclosed proxy, on any other matters that may properly come before the Annual Meeting.

You May Revoke or Change Your Vote

You may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.  A shareholder who votes in person at the Annual Meeting in a manner inconsistent with a proxy previously filed on the shareholder’s behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.  Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until a successor is elected and qualified.  It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, for the election of the five nominees named below as directors.  All of the nominees are present directors of the Company.

Director Qualifications

In nominating individuals to become members of the Company’s Board of Directors, the Nominating Committee of the Board of Directors strives to achieve Board participation that represents a diverse mix of skills, qualifications, experience, perspectives, talents, backgrounds and education that will assist the Board of Directors in fulfilling its responsibilities, oversee management’s execution of strategic objectives, and represent the interests of all of the Company’s shareholders.

As of the date of this Proxy Statement, our Common Stock is not listed on any exchange and we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the Board of Directors be independent.  While we are not currently subject to corporate governance standards relating to the independence of our directors, we choose to define an “independent” director in accordance with the NASDAQ Capital Market’s requirements for independent directors (Marketplace Rule 5605(a)(2)), which includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company.  Three of the five members of the Company’s Board of Directors are considered “independent directors” as such term is defined in NASDAQ Rule 4200(a)(15).

Further information about the Company’s corporate governance practices, the responsibilities and functioning of the Board and its committees, director compensation and related party transactions is found throughout this Proxy Statement.

If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve.  The Company’s directors are elected by a plurality vote.  Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received for the election of the five nominees named below.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ELECT EACH OF THE FIVE NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

DIRECTORS’ BIOGRAPHIES

Following are the names and ages of each nominee for election as a director, the principal occupation of each, the year in which each was first elected a director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.  Each of the nominees is currently serving on our Board of Directors.

ROBERT E. CHILDERS
Principal Occupation: Chief Executive Officer of Structures Resources, Inc.
Age 66
Director since 2001

Mr. Childers is the Chief Executive Officer of Structures Resources Inc., a firm which he founded in 1972.  He has more than 30 years of business experience in construction and real estate development.  Mr. Childers has served or is currently serving as general partner in 16 public limited partnerships in the Middle Atlantic States.  Partners include First Union Bank and Fannie Mae.  Structures Resources has successfully completed over 300 projects (offices, hotels, apartments, and shopping centers) from New York to North Carolina.  Recently Mr. Childers has founded a new company providing construction services to major companies developing gas wells in the Marcellus shale.  He is a co-founder of Life Science Group, a boutique biotech investment-banking firm. Mr. Childers was the founding President of Associated Building Contractors for the State of West Virginia and served as a director of The Twentieth Street Bank until its merger with City Holding Bank.  He is a former naval officer serving in Atlantic fleet submarines.  Mr. Childers is the Chairman of the Compensation Committee and a member of the Nominating Committee of our Board of Directors.  The Nominating Committee believes that Mr. Childers’s long experience with the Company through its development stages and his experience in founding and managing businesses in diverse industries qualify him to continue to contribute to the Board and to the Company’s business development.

DAVID P. HANLON
Principal Occupation: President and Chief Executive Officer – Las Colinas Group
Age 64
Director since 2006

Mr. Hanlon was Chief Executive Officer and President of Empire Resorts, Inc., a public company in the gaming industry, until May 2009.  Prior to starting his own gaming consulting business in 2000, in which he advised a number of Indian and international gaming ventures, Mr. Hanlon was President and Chief Operating Officer of Rio Suites Hotel & Casino from 1996-1999, a period in which the Rio Suites Hotel & Casino underwent a major expansion.  From 1994-1995, Mr. Hanlon served as President and Chief Executive Officer of International Game Technology, the world's leading manufacturer of microprocessor gaming machines.  From 1988-1993, Mr. Hanlon served as President and Chief Executive Officer of Merv Griffin's Resorts International, and prior to that, Mr. Hanlon served as President of Harrah's Atlantic City (Harrah's Marina and Trump Plaza). Currently, he serves as President and Chief Executive Officer of the Las Colinas Group organized for the purpose of developing a major entertainment center in partnership with the city of Irving Texas.  Mr. Hanlon's education includes a B.S. in Hotel Administration from Cornell University, an M.S. in Accounting, an M.B.A. in Finance from the Wharton School, University of Pennsylvania, and completion of the Advanced Management Program at the Harvard Business School. Mr. Hanlon is a member of the Audit Committee of our Board of Directors.  The Nominating Committee recognizes Mr. Hanlon’s significant experience in top management and finance positions during his career and believes that this experience qualifies him to serve as a member of the Company’s Board of Directors.

JOHN L. HASTINGS, III
Principal Occupation: Chief Executive Officer, President, and Chief Operating Officer
Age 47
Director since 2009

Mr. Hastings became our Chief Executive Officer on June 30, 2011.  He has served as our President and Chief Operating Officer since 2008.  Prior to joining SecureAlert, Mr. Hastings worked for Nestle/Stouffer’s, Kraft/General Foods, Nissan Motor Acceptance Corp., NCR/Teradata, Unisys Corp. and VNU/AC Nielsen.  He has also served on the boards of small entrepreneurial companies.  From 1998 through 2006, Mr. Hastings worked with VNU – AC Nielsen in several executive posts, last serving as its Senior Vice President and General Manager of Global Business Intelligence, reporting directly to VNU’s chief executive officer.  Upon acquisition and privatization of VNU in 2006, and until his appointment as our President in 2008, Mr. Hastings served as the interim President and CEO of Klever Marketing, Inc., a Utah-based retail marketing company.  Mr. Hastings received a BA from Cal State University, Fullerton CA (1985) and an MBA from Pepperdine University, Malibu CA (1987).  The Nominating Committee considered it to be important to include Mr. Hastings as a management member of the Board of Directors.  Mr. Hastings’ role in the day-to-day management and familiarity with the business activities of the Company uniquely qualify him to provide the Board with insight into the Company’s business needs and strategy planning.

RENE KLINKHAMMER
Principal Occupation: Director for Sapinda Deutschland GmbH
Age 31
Director since 2010

Mr. Klinkhammer is a resident of Germany.  He graduated from European Business School, Oestrich-Winkel, Germany, in 2004, with an MBA-equivalent degree in business administration.  His majors were Banking, Finance and International Management.  After graduating, Mr. Klinkhammer joined Deutsche Bank’s Investment Banking Division as an analyst in the Corporate Finance Advisory Group, specializing in mergers & acquisitions, along with debt and equity financing transactions for larger German clients of the bank.  In 2007, Mr. Klinkhammer joined Sapinda Group, a privately-owned investment company with offices in Amsterdam, Berlin, London and other major cities around the world.  For the past five years, Mr. Klinkhammer has worked with the Company as both an investor and advisor.  Mr. Klinkhammer is a member of the Audit Committee and the Compensation Committee of our Board of Directors.  The Nominating Committee considered Mr. Klinkhammer’s finance background to be an important qualification for his service as a member of the Board and the Audit Committee.

LARRY G. SCHAFRAN
Principal Occupation: Managing Director – Providence Capital, Inc.
Age 73
Director since 2006

Mr. Schafran is associated with Providence Capital, Inc. (“PCI”) as a Managing Director.  PCI is a New York City-based investment and advisory firm.  Additionally, Mr. Schafran was Lead Director and Audit Committee Chairman and later a consultant to the Chairman of WorldSpace, Inc.  In addition, Mr. Schafran is also a director of the following publicly traded U. S. corporations: Sulphco, Inc., Subaye Corp. and National Patent Development Corporation.  In recent years, Mr. Schafran served in several capacities, including, as a director of PubliCard, Inc., Tarragon Corporation, and ElectroEnergy, and Trustee, Chairman/Interim-CEO/President and Co-Liquidating Trustee of Special Liquidating Trust of Banyan Strategic Realty Trust; Director and/or Chairman of the Executive Committees of Dart Group Corporation, Crown Books Corporation, TrakAuto Corporation, and Shoppers Food Warehouse, Inc. (Vice-Chairman); director and member of the Strategic Planning and Finance Committees of COMSAT Corporation, and Managing General Partner of L. G. Schafran & Partners, LP, a real estate investment and development firm.  Mr. Schafran is Chairman of the Audit and Nominating Committees and a member of the Compensation Committee of our Board of Directors.  The Nominating Committee recognizes the benefit to the Board of Directors of Mr. Schafran’s service as a member of the boards of directors of other public companies and the unique insight that this experience provides in advising the Board of Directors on corporate governance and related matters.

BIOGRAPHY OF CHIEF FINANCIAL OFFICER

CHAD D. OLSEN
Principal Occupation: Chief Financial Officer and Corporate Secretary
Age 40

Mr. Olsen became our Chief Financial Officer in 2010.  He also serves as our Corporate Secretary.  Prior to his appointment as Chief Financial Officer, Mr. Olsen served as our corporate controller from 2001.  From 1992 to 1997, Mr. Olsen worked in the banking and investment industry where he assisted clients with tax, investment and banking services.  From 1997 to 2001, Mr. Olsen worked with a certified public accounting firm performing tax, auditing, and business advisory services.  Additionally, Mr. Olsen owned and operated his own accounting practice performing tax, accounting, and consulting services. Mr. Olsen received a Bachelor of Science Degree in Accounting from Brigham Young University.

BOARD OF DIRECTORS AND COMMITTEES

Election and Meetings

Directors hold office until the next annual meeting of the shareholders and until their successors have been elected or appointed and duly qualified.  Executive officers are appointed by the Board of Directors and hold office until their successors are appointed and duly qualified.  Vacancies on the Board which are created by the retirement, resignation or removal of a director may be filled by the vote of the remaining members of the Board, with such new director serving the remainder of the term or until his successor shall be elected and qualify.

The Board of Directors is elected by and is accountable to our shareholders. The Board establishes policy and provides strategic direction, oversight, and control.  The Board met 11 times during fiscal year 2010.  All directors attended at least 80 percent of the meetings of the Board and the committees of the Board of Directors, of which they are members.

Director Independence

The Board of Directors has determined that the following members of the Board are independent directors, in accordance with the director independence standards of the NASDAQ Stock Market, including NASDAQ Rule 4200(a)(15): Robert C. Childers, David P. Hanlon, and Larry G. Schafran.  The independent directors meet from time to time in executive session.  The Board has not appointed a lead independent director.

Board Committees

The Board of Directors has a separately-designated standing Audit Committee, Compensation Committee, and Nominating Committee.  These committees assist the Board of Directors to perform its responsibilities and make informed decisions.

Audit Committee

The primary duties of the Audit Committee are to oversee (i) management’s conduct of the Company’s financial reporting process, including reviewing the financial reports and other financial information provided by the Company, and reviewing the Company’s systems of internal accounting and financial controls, (ii) the Company’s independent auditors’ qualifications and independence and the audit and non-audit services provided to the Company and (iii) the performance of the Company’s independent auditors. The Audit Committee assists the Board in providing oversight as to the Company’s financial and related activities, including capital market transactions. The Audit Committee has a charter, a copy of which is available on the Company’s website at www.securealert.com.

The Audit Committee meets with our Chief Financial Officer and with our independent registered public accounting firm and evaluates the responses by the Chief Financial Officer both to the facts presented and to the judgments made by our independent registered public accounting firm.  The Audit Committee met four times during fiscal year 2010.  Members of the Audit Committee are Larry Schafran (Chairman), David Hanlon, and Rene Klinkhammer.

With the exception of Mr. Klinkhammer, each member of the Audit Committee satisfies the definition of independent director as established in the NASDAQ Listing Standards.  All of the members of the Audit Committee are financially literate.  In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has designated Mr. Schafran as the Audit Committee’s “Audit Committee Financial Expert” as defined by the applicable regulations promulgated by the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee was restructured during the fiscal year ended September 30, 2010, with Robert Childers appointed by the Board of Directors to serve as the chairman. Larry Schafran is also a member of the Compensation Committee.  The Compensation Committee met three times during fiscal year 2010.  Members of the Compensation Committee are appointed by the Board of Directors and all members of the Compensation Committee are independent directors under applicable NASDAQ rules.  The Compensation Committee is governed by a charter approved by the Board of Directors, a copy of which is available on the Company’s website www.securealert.com.  Members of the Compensation Committee are appointed by the Board of Directors.

The Compensation Committee has responsibility for developing and maintaining an executive compensation policy that creates a direct relationship between pay levels and corporate performance and returns to shareholders.  The Committee monitors the results of such policy to assure that the compensation payable to our executive officers provides overall competitive pay levels, creates proper incentives to enhance shareholder value, rewards superior performance, and is justified by the returns available to shareholders.

The Compensation Committee also acts on behalf of the Board of Directors in administering compensation plans approved by the Board, in a manner consistent with the terms of such plans (including, as applicable, the granting of stock options, restricted stock, stock units and other awards, the review of performance goals established before the start of the relevant plan year, and the determination of performance compared to the goals at the end of the plan year).  The Committee reviews and makes recommendations to the Board with respect to new compensation incentive plans and equity-based plans; reviews and recommends the compensation of the Company’s directors to the full Board for approval; and reviews and makes recommendations to the Board on changes in major benefit programs of executive officers of the Company.

Nominating Committee

During the fiscal year ended September 30, 2010, Larry Schafran was appointed as the chair of the Nominating Committee.  Robert Childers also serves as a member of this committee.  The Nominating Committee has the responsibility for identifying and recommending candidates to fill vacant and newly created Board positions, setting corporate governance guidelines regarding director qualifications and responsibilities, and planning for senior management succession.

The Nominating Committee is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the Board of Directors, and recommend a slate of directors to be nominated for election at the annual meeting of shareholders, or, in the case of a vacancy on the Board of Directors, recommend a director to be elected by the Board to fill such vacancy. The Nominating Committee held one meeting during fiscal 2010.

Code of Ethics

We have established a Code of Business Ethics that applies to our officers, directors and employees.  The Code of Business Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.  We will post on our website www.securealert.com any amendments to or waivers from a provision of our Code of Business Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or person’s performing similar functions and that relates to any element of the Code of Business Ethics.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Robert Childers David Hanlon, and Larry Schafran. All members of the Compensation Committee are independent directors.  No member of our Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company. Day-to-day risk management is the responsibility of management, which has implemented processes to identify, assess, manage and monitor risks that face our Company.  Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees. The Nominating Committee oversees risks related to corporate governance.  The Audit Committee is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk management.  It focuses on the management of financial risk exposure and oversees financial statement compliance and control environment risk exposure overseeing policies with respect to financial risk assessment.  The Audit Committee also considers financial risk management including, risks relating to liquidity, access to capital and macroeconomic trends and risks.  The Compensation Committee assists the Board in overseeing the management of risks arising from our compensation policies, and programs related to assessment, selection, succession planning, training and development of executives of the Company.  Each of the Board committees reviews these risks and then discusses the process and results with the full Board of Directors.

EXECUTIVE COMPENSATION

Our President, Chief Operating Officer, and Chief Executive Officer, Mr. Hastings, is paid a base annual salary of $325,000. The amount of the base salary was determined after negotiations between Mr. Hastings and our Compensation Committee.  Factors considered in determining Mr. Hastings’ base salary included his background in the industries in which we operate; his educational and work background, and reviews of sample salaries at companies of comparable size and industry.

Summary Compensation Table

The following table summarizes the total compensation paid or earned by our principal executive officer, our principal financial officer and two other most highly compensated executive officers (the “Named Executive Officers”) who served in the capacities indicated during the two fiscal years ended September 30, 2010.  Two of the executives included in the table (Mr. Derrick and Mr. Acton) are no longer with the Company. Note that the Company paid no compensation in the form of non-equity incentive plan compensation and nonqualified deferred compensation to any Named Executive in any period and those columns are omitted from the following table.

(a)	(b)		(c)		(d)	(e)		(f)		(i)			(j)
Name and						Stock		Option		All Other
Principal		Salary		Bonus		Awards		Awards		Compensation			Total
Position	Year	($)		($)		($)		($)		($)			($)
David G. Derrick (1) Chief Executive Officer	2010 2009	$ $	240,000 240,000	$ $	- 300,000	$ $	- -	$ $	83,991 185,571	$ $	74,197 5,929	$ $	398,188 731,500

John L. Hastings, III (2) President, Chief Operating Officer, Chief Executive Officer	2010 2009	$ $	325,000 302,885	$ $	- 94,330	$ $	- -	$ $	131,326 46,393	$ $	174,853 18,868	$ $	631,179 462,476

Michael G. Acton (3) Chief Financial Officer	2010 2009	$ $	3,076 81,538	$ $	- -	$ $	- -	$ $	- -	$ $	- 9,806	$ $	3,076 91,344

Chad Olsen (4) Chief Financial Officer	2010		$165,000		$17,580		$-		$14,264		$25,845		$222,689

(1)
Mr. Derrick served as our Chief Executive Officer as of September 30, 2010, a position he had occupied from 2001.  He resigned to pursue other interests in June 2011. Column (c) “Salary,” includes $240,000 of compensation expense incurred by the Company in connection with Mr. Derrick’s base salary in each fiscal year covered by the table.  During the fiscal year ended September 30, 2008, we had issued 1,000,000 shares of restricted Common Stock valued at $1.52 per share to ADP Management under a management agreement as a prepayment for Mr. Derrick’s services as our Chief Executive Officer; the value of these shares was to be allocated to Mr. Derrick’s base salary of $240,000 per year in lieu of cash payment of the salary.  At September 30, 2009, ADP Management continued to hold those shares, which had a market value as of such date of $110,000.  For accounting and reporting purposes, we valued the shares as compensation at the date of grant and recorded the expense over the term of the agreement at a rate of $240,000 per year.  No portion of the amount in column (c) was paid to Mr. Derrick in cash and no shares were delivered to Mr. Derrick.  In each of the fiscal years 2010 and 2009, we recorded $240,000 as salary expense, $420,000 being attributable to amortization of the 1,000,000 shares of restricted Common Stock granted in 2008 and $60,000 being accrued, but not paid, as of September 30, 2010.  Effective July 2010, ADP Management returned the shares and they were cancelled.  In effect Mr. Derrick’s actual cash compensation for fiscal years 2009 and 2010 as $0. Column (d) includes a $300,000 bonus payment to Mr. Derrick in 2009, which was accrued and ultimately paid by issuance of 300 shares of Series D Preferred rather than in cash.  “Option awards” (column (f)) include $83,991 and $185,571 of expense in connection with the issuance and subsequent re-pricing of Common Stock purchase warrants during the fiscal years ended September 30, 2010 and 2009, respectively.  Column (i) includes additional compensation for health, dental, life, and vision insurance we paid on Mr. Derrick’s behalf.  Amounts shown do not include consideration and fees paid to ADP Management, an affiliate of Mr. Derrick, in connection with a line of credit agreement unrelated to Mr. Derrick’s compensation for services rendered as our Chief Executive Officer.  See “Certain Relationships and Related Transactions.”

(2)
Mr. Hastings became our President in June 2008, Chief Operating Officer in November 2008, and Chief Executive Officer in June 2011.  Column (f) includes $131,326 and $46,393 of compensation expense incurred in connection with the vesting and re-pricing of Common Stock purchase warrants previously granted to Mr. Hastings during the fiscal years ended September 30, 2010 and 2009, respectively.  Column (i) includes $162,138 additional compensation paid by us for services and benefits on behalf of Mr. Hastings as part of his signing package, as well as payments for health, dental, and vision insurance.

(3)
Mr. Acton was our Chief Financial Officer from 2001 through June 2008 and from November 2008 to January 2010. Column (i) includes additional compensation for health, dental, life, and vision insurance paid by us on Mr. Acton’s behalf during the periods indicated.

(4)
Mr. Olsen became our Chief Financial Officer and Corporate Secretary in January 2010. Prior to his appointment as Chief Financial Officer, Mr. Olsen was our controller.  Column (f) includes $14,264 of compensation expense in connection with the vesting of options granted to Mr. Olsen during the fiscal year ended September 30, 2010.  Column (i) includes additional compensation for paid-time off, health, dental, life and vision insurance.

Outstanding Equity Awards at Fiscal Year-End 2010

	Option awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of Unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or Payout value of unearned shares, units or other rights that have not vested ($)

David G. Derrick	1,000,000	-	-	$0.13	8/28/12	-	$ -	-	$ -
	1,000,000	-	-	$0.13	1/15/14	-	$ -	-	$ -
John L. Hastings, III	1,250,000	-	-	$0.13	6/23/13	-	$ -	-	$ -
	250,000	-	-	$0.13	1/15/14	-	$ -	-	$ -
Chad D. Olsen	1,518,000	-	-	$0.10	4/30/13	-	$ -	-	$ -
	200,000	-	-	$0.30	1/15/14	-	$ -	-	$ -
	25,000	-	-	$0.12	3/14/14	-	$ -	-	$ -
	718,000	-	538,500	$0.15	9/29/15	-	$ -	-	$ -

No options or warrants held by executive officers or directors were exercised during the fiscal year ended September 30, 2010.

Employment Agreements

We have no employment agreements with any executive officers.

COMPENSATION OF DIRECTORS

We do not pay any compensation to our employee directors for their service on the Board.  However, the Company pays our non-employee directors.

The table below summarizes the compensation paid by us to non-employee directors for the fiscal year ended September 30, 2009.

(a)	(b)		(c)	(d)	(h)
Name	Fees earned or paid in cash ($)		Stock awards ($)	Option awards ($)	Total ($)
David Hanlon	$ 60,000	(1)	$-	-	-
Robert Childers	$ 60,000	(2)	$-	-	-
Larry Schafran	$ 60,000	(1)	$-	-	-
James Dalton	$ 60,000	(3)	$-	-	-
Peter McCall	$ 60,000	(4)	$-	-	-

Note:

(1)
We accrued $60,000 in fees during the fiscal year ended September 30, 2009. Subsequent to the fiscal year end, Mr. Hanlon and Mr. Schafran converted these fees and all other outstanding fees earned in prior years totaling $225,000 into 225 shares of Series D Preferred stock subsequent to September 30, 2009.

(2)
Mr. Childers converted $60,000 in fees into 200,000 shares of common stock or $0.30 per share. Subsequent to the fiscal year end, Mr. Childers converted $50,000 of fees accrued in prior years into 50 shares of Series D Preferred stock.

(3)
Mr. Dalton converted $15,000 in fees into 15 shares of Series D Preferred stock and was paid $45,000 in cash subsequent to September 30, 2009.  Also subsequent to the fiscal year end, Mr. Dalton resigned from the board of directors.

(4)	Mr. McCall resigned from the board of directors effective February 1, 2009. The $20,000 in fees were earned, but not paid during the fiscal year ended September 30, 2009.

The table below summarizes the compensation paid by us to non-employee directors for the fiscal year ended September 30, 2010.

(a)	(b)	(c)	(d)	(h)
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Total ($)
David Hanlon	$ -	$-	$ 54,575 (1)	$ 54,575
Robert Childers	$ -	$-	$ 65,925 (1)	$ 65,925
Larry Schafran	$	$-	$ 69,833 (1)	$ 69,833
Rene Klinkhammer	$ -	$-	$ 15,883 (2)	$ 15,883
Edgar Bernardi (3)	$ -	$-	$ 15,883 (2)	$ 15,883

(1)
At the commencement of the fiscal year ended September 30, 2010, we granted each member of the Board of Directors warrants for the purchase of 250,000 shares of Common Stock at an exercise price of $0.13 per share, which vested over the period of October 1, 2009 through December 31, 2010, for services valued at $21,177.  Additional compensation expense was recorded and included in column (d) in connection with the re-pricing of previously granted Common Stock purchase warrants to a price of $0.13 per share, as follows:

Name	Grant Date	Expiration Date	Exercise Price	Number of Options	Compensation Expense
David Hanlon	9/8/06	9/7/11	$1.41	50,000	$ 3,107
	8/29/07	8/28/12	$2.15	100,000	$ 6,761
	7/14/08	7/13/13	$1.22	459,000	$ 23,530

Robert Childers	10/5/06	10/4/11	$1.73	50,867	$ 3,336
	8/29/07	8/28/12	$2.15	150,000	$ 10,141
	7/14/08	7/13/13	$1.22	610,000	$ 31,271

Larry Schafran	9/8/06	9/7/11	$1.41	53,900	$ 3,350
	8/29/07	8/28/12	$2.15	150,000	$ 10,141
	12/5/07	12/4/12	$4.05	50,000	$ 3,894
	7/14/08	7/13/13	$1.22	610,000	$ 31,271

The following table summarizes the re-pricing of previously granted Common Stock warrants to an exercise price of $0.13 per share, included in column (d) of the Director Compensation Table:

Name	Grant Date	Expiration Date	Exercise Price	Number of Options
David Hanlon	9/8/06	9/7/11	$1.41	50,000
	8/29/07	8/28/12	$2.15	100,000
	7/14/08	7/13/13	$1.22	459,000

Robert Childers	10/5/06	10/4/11	$1.73	50,867
	8/29/07	8/28/12	$2.15	150,000
	7/14/08	7/13/13	$1.22	610,000

Larry Schafran	9/8/06	9/7/11	$1.41	53,900
	8/29/07	8/28/12	$2.15	150,000
	12/5/07	12/4/12	$4.05	50,000
	7/14/08	7/13/13	$1.22	610,000

(2)
After they joined the Board of Directors, we granted to each of these new directors warrants for the purchase of 200,000 shares of Common Stock at an exercise price of $0.13 per share, which vest from January 1, 2010 to December 31, 2010, in consideration for services valued at $15,883.

(3)	Dr. Bernardi resigned from the Board on June 30, 2011 to pursue other interests.

Reimbursement of Expenses

The Company reimburses travel expenses of members for their attendance at Board meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents information regarding beneficial ownership as of July 28, 2011, of all classes of our voting securities by:

(1)	Each shareholder known to us to be the beneficial owner of more than five percent of any class of our voting securities;

(2)	Each of our Named Executive Officers;

(3)	Each of our directors; and

(4)	All of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”).  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all securities they beneficially own.  Applicable percentage ownership is based on 4489,184,329 of Common Stock and 37,397 shares of Series D Preferred Stock outstanding convertible into 224,382,000 shares of Common Stock.  In computing the number of shares of Common Stock and Series D Preferred beneficially owned by a person and the applicable percentage ownership of that person, we deemed outstanding shares of Common Stock or Series D Preferred subject to options held by that person that are currently exercisable or exercisable within 60 days of July 28, 2011. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.  Beneficial ownership representing less than one percent of the issued and outstanding shares of a class is denoted with an asterisk (“*”).  Holders of Common Stock are entitled to one vote per share and holders of Series D Preferred are entitled to 6,000 votes per share and vote with the Common shareholders on an as-converted basis.

	Title or Class of Securities:
	Common Stock		Series D Preferred Stock
Name and Address of Beneficial Owner (1)	Shares	%	Shares	%
5% Shareholders:
Borinquen Container Corp (2)	92,561,991	17.8%	4,900	13.1%
Kofler Ventures, S.a.r.l. (3)	54,456,161	10.0%	7,000	18.7%
Winfried Kill (4)	53,361,305	10.9%	-	-
David G. Derrick (5)	49,029,256	9.4%	7,035	18.8%
Advance Technology Investors, LLC (6)	37,263,731	7.3%	3,644	9.7%
Laemi Real Estate, Inc. (7)	15,475,007	3.1%	2,200	5.9%
Commerce Financial, LLC (8)	15,358,518	3.1%	2,149	5.7%
Comediahill Business S.A. (9)	14,695,865	2.9%	2,200	5.9%

Directors and Named Executive Officers:
Chad D. Olsen (10)	3,396,959	*	172	*
Robert Childers (11)	2,087,529	*	-	*
Larry Schafran (12)	2,004,682	*	110	*
David Hanlon (13)	1,791,053	*	115	*
Rene Klinkhammer (14)	1,749,805	*	255	*
John L. Hastings, III (15)	1,500,000	*	-	*

All directors and executive officers as a group (6 persons)	12,530,028	2.61%	652	1.7%

(1)	Except as otherwise indicated, the business address for these beneficial owners is c/o the Company, 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070.

(2)	Includes 29,400,000 shares of Common Stock issuable upon conversion of 4,900 shares of Series D Preferred and 63,161,991 shares of Common Stock. Address is P.O. Box 145170, Arecibo, Puerto Rico 00614.

(3)
Includes 456,161 shares owned of record by Kofler Ventures, S.a.r.l. and 12,000,000 vested stock purchase warrants, as well as 36,000,000 shares of Common Stock issuable upon conversion of 6,000 shares of Series D Preferred owned of record by Kofler Ventures, S.a.r.l. Also includes, 6,000,000 shares of Common Stock issuable upon conversion of 1,000 shares of Series D Preferred held by Mr. Jose Kofler Nilles. Address is R.C.S. Luxembourg B-0090554, 412F, route d’Esch, L-2086 Luxembourg.

(4)
This disclosure is based on Schedule 13D/A filed with the SEC on December 16, 2008, by Dr. Winfried Kill, Parkstrasse 32A, Bergisch-Gladbach 2M, 51427 Germany.  Schedule 13D/A reported the following:  “On December 16, 2008, Dr. Kill and NORD/LB entered into the Third Supplement to the Purchase Agreement pursuant to which he purchased 22,337,305 shares of the Issuer’s common stock at a price of EUR 0.80583 per share (approximately $1.1129 per share) for a total purchase price amount of EUR 18,000,070 from NORD/LB pursuant to the Purchase Agreement as further described in Item 6 of this Statement.  Dr. Kill paid EUR 6,000,000 on December 15, 2008, and the remainder of the purchase price is due and payable no later than December 15, 2009.”

(5)
Amount indicated includes 3,015,124 shares owned of record by Mr. Derrick, 1,795,063 shares held in the name of ADP Management, 9,069 shares held in the name of Purizer Corporation, and 2,000,000 vested stock purchase warrants. Also includes 32,550,000 shares of Common Stock issuable upon conversion of 5,425 shares of Series D Preferred owned of record by Mr. Derrick and 9,660,000 shares of Common Stock issuable upon conversion of 1,610 shares of Series D Preferred held in the name of Purizer Corporation. Address is 1401 N. Highway 89, Suite 240, Farmington, Utah  84025.

(6)
Includes 21,864,000 shares of Common Stock issuable upon conversion of 3,644 shares of Series D Preferred and 15,399,731 shares of Common Stock.  Includes 220,475 shares of Common Stock owned of record by Dina Weidman, 32,001 shares of Common Stock owned of record by Steven Weidman, and 88,474 shares of Common Stock owned of record by U/W Mark Weidman Trust.  Additionally, includes Common Stock issuable upon conversion of 107 shares of Series D Preferred owned of record by Dina Weidman and 107 shares of Series D Preferred owned of record by Steven C. Weidman. Address is 154 Rock Hill Road, Spring Valley, NY 10977.

(7)
Includes 13,200,000 shares of Common Stock issuable upon conversion of 2,200 shares of Series D Preferred and 2,275,007 shares of Common Stock.  Address is MMG Tower, 53rd E Street, Marbella, Panama City, Panama.

(8)	Includes 12,894,000 shares of Common Stock issuable upon conversion of 5,149 shares of Series D Preferred and 2,464,518 shares of Common Stock. Address is 1050 Kapukalua Place, Paia, Hawaii 96779.

(9)
Includes 13,200,000 shares of Common Stock issuable upon conversion of 2,200 shares of Series D Preferred and 1,495,865 shares of Common Stock.  Shareholder’s address is Postfach 373, Stadtle 1 Fl., Vaduz, Liechtenstein 09490.

(10)
Mr. Olsen is our Chief Financial Officer.  Common Stock beneficially owned includes 442,459 shares owned of record by Mr. Olsen and 1,922,500 vested stock purchase warrants, as well as 1,032,000 shares of Common Stock issuable upon conversion of 172 shares of Series D Preferred.

(11)
Mr. Childers is a director.  Common Stock beneficially owned by Mr. Childers includes 343,143 shares owned of record by the Robert E. Childers Living Trust and 683,519 shares owned of record by Mr. Childers directly, as well as 1,060,867 shares issuable upon the exercise of Common Stock purchase warrants.

(12)
Mr. Schafran is a director.  Common Stock includes 230,782 shares owned of record by Mr. Schafran and 1,113,900 shares of Common Stock issuable upon exercise of stock purchase warrants, as well as 660,000 shares of Common Stock issuable upon conversion of 110 shares of Series D Preferred.

(13)
Mr. Hanlon is a director.  Amount indicated includes 242,053 shares of Common Stock owned of record by David P. Hanlon Living Trust and 859,000 shares issuable upon exercise of warrants, as well as 690,000 shares of Common Stock issuable upon conversion of 115 shares of Series D Preferred.

(14)
Mr. Klinkhammer is a director.  Includes 19,805 shares of Common Stock owned of record by Rene Klinkhammer, 1,530,000 shares of Common Stock issuable upon conversion of 255 shares of Series D Preferred and 200,000 shares of Common Stock issuable upon exercise of stock purchase warrants.

(15)
Mr. Hastings is our Chief Executive Officer, President, and Chief Operating Officer.  Amount indicated includes 1,500,000 shares of Common Stock issuable upon the exercise of vested stock purchase warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires our officers, directors, and persons who beneficially own more than 10 percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent shareholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of these forms that were furnished to us, and based on representations made by certain persons who were subject to this obligation that such filings were not required to be made, we believe that all reports required to be filed by these individuals and persons under Section 16(a) were filed during fiscal year 2010, and that such filings were timely except the following:

•	Mr. Derrick, a former director and executive officer, filed a late Form 5 and three late Forms 4
•	Mr. Olsen, an executive officer, filed two late Forms 4
•	Mr. Hastings, a director and executive officer, filed a late Form 4
•	Mr. Childers, a director, filed four late Forms 4
•	Mr. Schafran, a director, filed four late Forms 4
•	Mr. Hanlon, a director, filed three late Forms 4
•	Dr. Bernardi, a former director, filed one late Form 4

Certain Relationships and Related Transactions

The Company entered into certain transactions with related parties during the fiscal years ended September 30, 2009 and 2010. These transactions consist mainly of financing transactions and consulting arrangements.  Transactions with related parties are reviewed and approved by the independent and disinterested members of the Board of Directors.

Related-Party Line of Credit

As of September 30, 2009, we owed $76,022 under a line-of-credit agreement with ADP Management, an entity owned and controlled by David G. Derrick.  Outstanding amounts on the line of credit accrue interest at 11 percent per annum and were due upon demand.  During the fiscal year ended September 30, 2009, the net decrease under this line of credit was $466,782.  This decrease consisted of cash repayments of $739,063 offset, in part, by $272,281 of expenses owed to ADP Management that are reimbursable by us.

During the fiscal year ended September 30, 2010, the interest rate increased from 11 percent to 16 percent on the line-of-credit.  The decrease in the balance consisted of net cash repayments of $729,009 offset, in part, by $652,987 of expenses owed to ADP Management that are reimbursable by us.

At the time these transactions were entered into Mr. Derrick was a director and the Chief Executive Officer of the Company.

Related-Party Notes Payable

Note #1.  In November 2008, we borrowed $1,000,000 from Mr. Derrick.  The unsecured note payable accrued interest at 15 percent and was due and payable upon the earlier of our receiving cash proceeds of $1,000,000 or more from the sale of Common Stock or other additional financing activities or February 4, 2009.  We paid Mr. Derrick a loan origination fee of $50,000 in cash and 100,000 shares of restricted Common Stock in connection with this loan.  In February 2009, Mr. Derrick loaned us an additional $500,000 resulting in a total of $1,500,000 due to Mr. Derrick.  Mr. Derrick agreed to extend the due date of the full obligation to February 26, 2010.  As of September 30, 2009, we owed $1,500,000 plus $12,197 in accrued interest to Mr. Derrick. On January 13, 2010, Mr. Derrick converted the note of $1,500,000 into 1,500 shares of Series D Preferred stock. The Company no longer has any liability under this note.

Note #2.  Effective March 1, 2010, we purchased the remaining 49 percent ownership of our subsidiary, Court Programs, Inc. (“Court Programs”).  We paid $100,000 in cash and entered into an unsecured note payable of $200,000 due in four equal installments of $50,000 each on July 15, 2010, October 15, 2010, January 15, 2011, and April 15, 2011, together with interest on any unpaid amounts at 8 percent per annum.  As of September 30, 2010 and 2009, we owed $150,000 and $0 in principal plus $9,181 and $0, respectively, in accrued interest under this note, which is payable to the former principal of Court Programs, who is also an employee of the Company.  This obligation has been satisfied in full as of the date of this Proxy Statement.

Note #3.  We entered into a promissory note on March 16, 2010 with Mr. Derrick in the principal amount of$500,000, with interest at a rate of 12 percent per annum or a one percent origination fee of $5,000, whichever is greater, maturing on April 15, 2010. On April 1, 2010, we paid off the promissory note for $505,000 in outstanding principal and accrued interest resulting in an effective interest rate of 21.5 percent per annum.

Note #4.  On June 24, 2010, we entered into an agreement with ADP Management whereby ADP Management agreed to loan and/or invest between $1,000,000 and $5,000,000 to finance the manufacturing of the Company’s TrackerPAL™ IIe devices and to provide us additional working capital.  We agreed to pay a 10 percent origination fee to ADP Management for money loaned and/or invested (for a maximum of $500,000) payable in shares of Series D Preferred stock ($600 per share rate, effective conversion rate of $0.10 per share of Common Stock).  As of September 30, 2010, ADP Management loaned and/or assisted in facilitating $3,443,700 of financing to us resulting in $344,370 in origination fees payable in connection with the agreement.  All amounts loaned pursuant to this agreement bore interest at a rate of 16 percent per annum.  Interest was payable quarterly and at the election of the Company could be paid by the issuance of shares of Series D Preferred stock ($600 per share rate, effective conversion rate of $0.10 per share of Common Stock).  The loan matured on July 1, 2011.  Additionally, ADP Management has the option to convert the outstanding balance and any unpaid interest into shares of Series D Preferred stock ($600 per share rate, effective conversion rate of $0.10 per share of Common Stock).  During the fiscal year ended September 30, 2010, we recorded $124,642 as interest expense to account for a beneficial conversion feature in connection with the agreement.  This loan was extinguished by the conversion of all amounts owing as of July 1, 2011 into shares of Series D Preferred.  The Company has no liability under this loan as of the date of this Proxy Statement.

Foreclosure Liability

In July 2009, we entered into a promissory note with an unrelated entity in the principal amount of $1,000,000 payable on December 31, 2010, with interest at a rate of 15 percent per annum payable quarterly.  As additional consideration for the loan to settle a registration rights dispute, the Company granted the lender 8,000,000 shares of Common Stock.  Additionally, a related-party, ADP Management, collateralized this note with 5,000,000 shares of our Common Stock owned by ADP Management.  In August 2009, we failed to register the 8,000,000 shares of Common Stock within 30 days of entering into the agreement, resulting in the lender foreclosing on the 5,000,000 shares of Common Stock pledged by ADP Management as collateral. As of September 30, 2009, we accrued $775,000, as a “foreclosure liability” to record the obligation to repay the 5,000,000 shares of Common Stock to ADP Management.  On January 13, 2010, we issued 833 shares of Series D Preferred stock to ADP Management in full satisfaction of the amounts accrued in connection with this liability.  As of September 30, 2010, there was no outstanding foreclosure liability.

Related-Party Series A 15 Percent Debenture

On May 1, 2009, we issued a Series A 15 Percent Debenture (the “Debenture”) due and payable on November 1, 2010 to an entity controlled by an officer of the Company for $250,000 in cash. In addition to the rights and terms of the Debenture, the entity received one-year warrants to purchase 2,200,000 shares of Common Stock at an exercise price of $0.25 per share, valued at $43,926.  On January 13, 2010, the entity converted the $250,000 Debenture into 250 shares of Series D Preferred stock.  As of September 30, 2010 and 2009, we owed $0 and $250,000 in principal plus $1,381 and $9,452 in accrued interest, respectively with respect to the Debenture.

Consulting Arrangements

We agreed to pay consulting fees to ADP Management for assisting us to develop our new business direction and business plan and to provide introductions to strategic technical and financial partners.  Under the terms of this agreement, ADP Management was paid a consulting fee of $20,000 per month and we agreed to reimburse the expenses incurred by ADP Management in the course of performing services under the consulting arrangement.

The ADP Management agreement also required ADP Management to pay the salary of Mr. Derrick as our Chief Executive Officer and Chairman of our Board of Directors.  The Board of Directors, with Mr. Derrick abstaining, approved both of these arrangements.

During the fiscal year ended September 30, 2008, we issued 1,000,000 shares of Common Stock valued at $1.52 per share to prepay consulting fees to ADP Management.  Effective July 1, 2010, the Board of Directors and ADP Management mutually agreed that the 1,000,000 shares of Common Stock previously issued would be returned and cancelled resulting in no prior obligation outstanding, but we would accrue $20,000 per month going forward to pay Mr. Derrick’s base salary.  Even though ADP Management received no monetary compensation in connection with these shares, since the shares were returned and cancelled, we recorded $180,000 and $240,000 of expense associated with the issuance of these shares during each of the fiscal years ended September 30, 2010 and 2009. In effect, Mr. Derrick’s actual compensation paid in cash was $0 for the past two years.  The agreement with ADP Management was terminated June 30, 2011 and the Company does not owe any amounts to ADP Management as of the date of this Proxy Statement.

Recent Transactions

Subsequent to September 30, 2010, the Company entered into additional transactions with related parties as follows:

•
Effective June 30, 2011, David Derrick resigned as our Chief Executive Officer.  In connection with his departure from the Company, a total of $1,671,114 owed to Mr. Derrick and ADP Management was repaid via the issuance of 3,142 shares of the Company’s Series D Preferred Stock and payment of $100,000 in cash.

•
Effective July 1, 2011, we entered into an agreement with Borinquen Container Corp. (“Borinquen”) to repurchase certain territory rights related to foreign markets.  At the time the agreement was entered into, Borinquen was the beneficial owner of approximately seven percent (7%) of our outstanding voting shares.  The Company issued 62,000,000 shares of Common Stock to Borinquen.  The Company also entered into a Royalty Agreement with Borinquen which provides for the payment of a royalty based on twenty percent (20%) of the Company’s net revenues from the defined territory (consisting of Spanish-speaking and Portuguese-speaking countries and the Bahamas) for an initial term of 20 years.  At the option of the Company, royalty payments may be made in cash or by issuance of shares of Series D Preferred Stock.

•
Effective April 2, 2011, we entered into an Advisory Agreement with Sapinda UK Ltd. for general financial advisory services with respect to proposed financing transactions.  The agreement provides for the payment of a financial advisory fee of up to $1,800,000 contingent in part on the amount of financing (either debt or equity, or a combination thereof) the Company obtains with the assistance of Sapinda. The Company paid a cash retainer in the amount of $425,000 and an equity fee in the amount of 655 shares of Series D Preferred Stock in connection with this agreement.  Rene Klinkhammer, a director of the Company, is a director and employee of Sapinda Deutschland GmbH, a sister company and affiliate of Sapinda UK Limited.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The directors who serve on the Audit Committee are all independent for purposes of applicable Securities and Exchange Commission (“SEC”) rules.  The Audit Committee operates under a written charter that has been adopted by the Board of Directors.

We have reviewed and discussed with management our audited financial statements as of and for the fiscal year ended September 30, 2010.  We have discussed with our independent registered public accountant, Hansen Barnett & Maxwell, P.C., the matters that are required to be discussed by U.S. Auditing Standards as established by the Auditing Standards Board of the American Institute of Certified Public Accountants, which includes a review of the findings of the independent registered public accountant during its examination of our financial statements.

We have received and reviewed written disclosures and the letter from Hansen Barnett & Maxwell, P.C., which is required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and we have discussed with Hansen Barnett & Maxwell, P.C. their independence under such standards. We have concluded that the independent registered public accountant is independent from us and our management.

Based on our review and discussions referred to above, we have recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, for filing with the SEC.

Submitted by the members of the Audit Committee:

Larry Schafran (Chairman)
David Hanlon
Rene Klinkhammer

Independent Registered Public Accounting Firm Fees

Audit Fees

Audit services consist of the audit of the annual consolidated financial statements of us, and other services related to filings and registration statements filed by us and our subsidiaries and other pertinent matters.  Audit fees paid to Hansen Barnett & Maxwell, P.C. (“Hansen Barnett”) for fiscal years 2010 and 2009 totaled approximately $158,000 and $168,000, respectively.

Tax Fees, Audit Related Fees, and All Other Fees

Hansen Barnett had not provided any consulting services (including tax consulting and compliance services or any financial information systems design and implementation services) to us in fiscal years 2010 and 2009.  Subsequent to year end, Hansen Barnett was engaged to perform tax compliance services for the Company.

The Audit Committee of the Board of Directors considered and authorized all services provided by Hansen Barnett.

Auditor Independence

Our Audit Committee considered that the work done for us in fiscal 2010 by Hansen Barnett was compatible with maintaining Hansen Barnett’s independence.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Hansen Barnett as the independent registered public accounting firm to perform the audit of our consolidated financial statements for 2011.  Hansen Barnett was our independent registered public accounting firm for the fiscal years ended September 30, 2009 and 2010.

Hansen Barnett representatives are expected to attend the 2011 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of Hansen Barnett as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Hansen Barnett to our shareholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3 – APPROVAL OF THE SECUREALERT, INC.
2011 EQUITY COMPENSATION PLAN

At the Annual Meeting, shareholders will be asked to approve the SecureAlert, Inc. 2011 Equity Compensation Plan (the “2011 Plan”), which was adopted, subject to shareholder approval, by the Board of Directors on April 25, 2011.

We believe that incentives and stock-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2011 Plan are an important attraction, retention and motivation tool for participants in the plan.

We currently maintain the SecureAlert, Inc. 2006 Equity Incentive Award Plan (the “2006 Plan”). As of December 31, 2010, a total of 10,000,000 shares of our Common Stock were then subject to outstanding awards granted under the 2006 Plan, and no additional shares of Common Stock were then available for new award grants under the 2006 Plan.

The Board of Directors approved the 2011 Plan based, in part, on a belief that the lack of shares currently available under the 2006 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives.  If shareholders approve the 2011 Plan, 10,000,000 shares of our Common Stock will be made available for option grants under the 2011 Plan.  In addition, any shares of Common Stock subject to award grants under the 2006 Plan that expire, are cancelled or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2006 Plan.

If shareholders do not approve the 2011 Plan, management will not have the flexibility necessary to make equity awards to employees and others who contribute to the success of the Company.  Regardless of whether or not the shareholders approve the 2011 Plan, awards then outstanding under the 2006 Plan will not be affected.

Summary Description of the 2011 Plan

The principal terms of the 2011 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2011 Plan, which appears as Appendix I to this Proxy Statement.

The 2011 Plan is intended to (i) encourage ownership of shares by our employees and directors and certain consultants to the Company; (ii) induce them to work for the benefit of the Company; and (iii) provide additional incentive for such persons to promote the success of the Company.

The Compensation Committee of the Board will administer the 2011 Plan, which permits the granting of equity awards to purchase up to 10,000,000 shares of Common Stock.

The 2011 Plan permits the Compensation Committee to grant various types of equity awards, including incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals.

Administration

The Compensation Committee of the Board of Directors will administer the 2011 Plan. The Compensation Committee may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than senior executives of the Company who are subject to Section 16 of the Exchange Act, or employees who are “covered employees” within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”). The Compensation Committee includes at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, and an “outside director" pursuant to Section 162(m).

The Compensation Committee will have the exclusive authority to administer the 2011 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Compensation Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

Persons eligible to participate in the 2011 Plan include non-employee members of the Board, consultants to the Company, and all of the employees of the Company and its subsidiaries, as determined by the Compensation Committee.

Limitation on Awards and Shares Available

The maximum number of shares of Common Stock available for issuance under the 2011 Plan is 10,000,000. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2011 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or any tax withholding obligation may be used for grants under the 2011 Plan. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2011 Plan.  Notwithstanding the foregoing, no shares will become available (a) upon the cancellation of existing awards or any similar transactions following the tenth anniversary of shareholder approval of the 2011 Plan or (b) if the return of shares would require additional shareholder approval of the 2011 Plan pursuant to applicable rules of the exchange or trading facility where our shares are publicly traded. The shares of Common Stock covered by the 2011 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

Awards

The 2011 Plan provides for the grant of incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2011 Plan.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2011 Plan.  The option exercise price of all stock options granted pursuant to the 2011 Plan will be at least 100 percent of the fair market value of the Common Stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event after the tenth anniversary of the date of grant.  The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of Common Stock with a fair market value at the time of exercise equal to the exercise price or other property acceptable to the Compensation Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of the Board or an executive officer of the Company will be permitted to pay the exercise price of an option in any method in violation of Section 13(k) of the Exchange Act.

Restricted stock may be granted pursuant to the 2011 Plan. A restricted stock award is the grant of shares of Common Stock that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

A stock appreciation right (“SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR. Payments will be made by the Company in cash or Common Stock.

The other types of awards that may be granted under the 2011 Plan include performance shares, performance stock units, deferred stock, restricted stock units, and other stock-based awards.

Changes in Capital Structure

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of assets or any other corporate event affecting the Common Stock or the share price of the Common Stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2011 Plan, then the Compensation Committee may make proportionate adjustments to: (i) the aggregate number of, and types of, shares of stock subject to the 2011 Plan, (ii) the terms and conditions of any outstanding awards (including any applicable performance targets) and (iii) the grant or exercise price for any outstanding awards.

In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting the Company or of changes in applicable laws, the Compensation Committee, may, subject to the terms of the 2011 Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2011 Plan or with respect to any award: (i) provide for either the termination, purchase or replacement of the awards, (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding awards which may be granted in the future, (iv) provide for the acceleration of vesting or exercisability of the awards and (v) provide that the awards cannot vest or be exercised after the event that triggers the action.

Amendment and Termination

The Compensation Committee, subject to approval of the full Board of Directors, may terminate, amend, or modify the 2011 Plan at any time; provided, however, that shareholder approval must be obtained for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2011 Plan, to extend the exercise period for an option beyond ten years from the date of grant or to allow a material increase in the benefits or change the eligibility requirements under the 2011 Plan. In addition, without approval of the Company's shareholders, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2011 Plan in connection with changes in the Company's capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2011 Plan on or after the tenth anniversary of the effectiveness of the Plan.

Securities Law

The 2011 Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Exchange Act, and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3.  The 2011 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2011 Plan and options and other Awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Federal Income Tax Consequences

The tax consequences of the 2011 Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 2011 Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Nonqualified Stock Options.  For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of a nonqualified stock option (“NQSO”) under the 2011 Plan, but upon the exercise of an NQSO will recognize ordinary income, and the Company generally will be entitled to a deduction. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee's basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO, and any subsequent gain or loss will generally be taxable as capital gains or losses.

Incentive Stock Options. An optionee generally will not recognize taxable income upon either the grant or exercise of an Incentive Stock Option (“ISO”); however, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an "item of tax preference" for the optionee for purposes of the alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares of the Common Stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the ISO exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of Common Stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income generally is limited to excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Common Stock.

Stock Appreciation Rights.  No taxable income is generally recognized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the amount the recipient recognizes as ordinary income.

Restricted Stock and Deferred Stock.  A participant to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless, in the case of restricted stock, an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefore. Similarly, when deferred stock vests and is issued to the employee, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. If an election is made under Section 83(b) with respect to restricted stock, the employee generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore and the Company will be entitled to a deduction for the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

Dividend Equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time.  When an award is paid, whether in cash or Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments.  A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

Section 162(m) Limitation.  In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under nonqualified retirement plans) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation.”

Under Section 162(m), stock options and SARs will satisfy the “performance-based compensation” exception if the awards of the options or SARs are made by a committee of the Board of Directors consisting solely of two or more “outside directors,” the plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option or SAR exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as “performance-based compensation” if such awards are granted or payable only to the recipients based upon the attainment of objectively determinable and pre-established performance targets established by a qualifying committee of the Board and related to performance goals approved by the Company's shareholders.

The 2011 Plan has been designed in order to permit the Compensation Committee to grant stock options and SARs that will qualify as “performance-based compensation” under Section 162(m). In addition, in order to permit Awards other than stock options and SARs to qualify as “performance-based compensation,” the 2011 Plan allows the Compensation Committee to designate as “Section 162(m) Participants” employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m). The Compensation Committee may grant awards to Section 162(m) Participants that vest or become exercisable upon the attainment of specific performance targets that are related to one or more of the performance goals set forth in the 2011 Plan. The Company's shareholders are also being asked in this proposal to approve the performance goals established in the 2011 Plan.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2011 EQUITY COMPENSATION PLAN.

PROPOSAL NO. 4 – AMENDMENT OF THE SECUREALERT, INC.
AMENDED & RESTATED ARTICLES OF INCORPORATION
INCREASING ITS AUTHORIZED COMMON STOCK
FROM 600,000,000 TO 850,000,000 SHARES

General Description of Proposal

The Board of Directors has approved a proposed amendment to Article III of the Articles of Incorporation of the Company (the “Articles”) that increases the number of authorized shares of Common Stock from 600,000,000 shares to 850,000,000 shares.  An increase in the number of authorized shares will not have a dilutive effect on the value of each shareholder’s Common Stock; only the actual issuance of additional Common Stock would have such an effect.

Of the current authorized total, we have only 664,069 shares of our Common Stock available for issuance for general corporate purposes as summarized in the following table:

Total Common Stock Authorized:	600,000,000
Less:
Shares Outstanding as of August 1, 2011:	(489,184,329)
Shares reserved for issuance Equity Plans as of April 21, 2011:	(0)
Shares issuable upon conversion of Series D Convertible Preferred Stock, net of 160,590,000 shares subject to conversion right forbearance:	(63,792,000)
Shares upon the exercise of the same number of outstanding warrants and options, net of 1,922,500 shares subject to forbearance:	(46,359,602)

Total Common Stock Available:	664,069

The Board of Directors is recommending this increase in authorized shares of Common Stock primarily to give the Company appropriate flexibility to issue shares to satisfy the agreements described above and for future corporate needs.  Additional authorized shares also provide the Board of Directors with flexibility in expanding the business of the Company by providing equity incentives to international sales representatives and distributors and for use in establishing strategic relationships.

Shares of capital stock may be issued by the Board in its discretion, subject to any further shareholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of any stock exchange on which the Company’s Common Stock may then be listed.  The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, financing transactions involving equity or convertible debt securities, stock splits, stock dividends, issuance under current or future employee equity plans or for other corporate purposes.

Except as described above, we do not have any immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment.  However, the Board believes that the currently available number of unissued and unreserved shares does not provide sufficient flexibility for corporate action in the future.

Our Board believes that these additional shares will provide us with needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining shareholder approval for a particular issuance.

Rights of Additional Authorized Shares

The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding.  Our shareholders do not have preemptive rights with respect to our Common Stock.  Accordingly, should the Board of Directors elect to issue additional shares of our Common Stock, existing shareholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of Amendment

Future issuance of Common Stock or securities convertible into our Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current shareholders.  In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company.  This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of Amendment and Vote Required

If the proposed amendment is adopted, it will become effective upon the filing of articles of amendment to our Amended and Restated Articles of Incorporation with the Division of Corporations and Commercial Code, Department of Commerce, of the State of Utah (the “Utah Division of Corporations”).  The amendment to the Articles of Incorporation requires the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting.

Recommendation

FOR THE FOREGOING REASONS THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT INCREASING THE NUMBER OF AUTHORIZED SHARES

OTHER MATTERS

Shareholder Proposals

Proposals by shareholders for possible inclusion in the Company’s proxy materials for presentation at the next annual meeting of shareholders must be received by the Secretary of the Company no later than December 31, 2011. In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with the notice of such proposal no later than 45 days prior to first anniversary of proxy mailing date in 2011.  Any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company at least 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting, and that written notice must meet certain other requirements.

A shareholder’s notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person on the date of such shareholder’s notice, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor statute thereto (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Company’s (or its agent’s) books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominee(s), (B) the class and number of shares of the Company which are beneficially owned by such shareholder on the date of such shareholder’s notice, and (C) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the shareholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

Communications to the Board of Directors

Our Board of Directors maintains a process for shareholders and interested parties to communicate with the Board.  Shareholders may write to the Board of Directors, c/o Chad D. Olsen, Corporate Secretary, SecureAlert, Inc., 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070.  Communications addressed to individual Board members and clearly marked as shareholder communications will be forwarded by the Corporate Secretary unopened to the individual addressees.  Any communications addressed only to the Board of Directors and clearly marked as shareholder communications will be forwarded by the Corporate Secretary unopened to the Nominating Committee.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act under which we file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public from the SEC’s Internet website at http://www.sec.gov.

You may request a copy of any of our filings with the SEC at no cost, by writing, e-mailing, or telephoning us at the following address, e-mail address or phone number:

SecureAlert, Inc.
150 West Civic Center Drive, Suite 400
Sandy, Utah 84070
Attention: Chad D. Olsen, Chief Financial Officer and Secretary
colsen@securealert.com; (801) 451-6141

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION.  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED __________ __, 2011.  YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

PROXY – SECUREALERT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF SECUREALERT, INC.

John L. Hastings, III or Chad D. Olsen, or any of them, each with the power of substitution, are hereby authorized to represent and vote on the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of shareholders to be held on October 26, 2011, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no directions are given, this proxy will be voted for the matters set forth below.  The proxy holders named will vote in their discretion on any other matter that may properly come before the meeting.

1.	ELECTION OF DIRECTORS - The Board of Directors recommends a vote FOR the listed nominees.

	FOR	WITHHOLD		FOR	WITHHOLD

John L. Hastings, III	[ ]	[ ]	David P. Hanlon	[ ]	[ ]
Larry G. Schafran	[ ]	[ ]	Rene Klinkhammer	[ ]	[ ]
Robert Childers	[ ]	[ ]

2.	RATIFICATION OF HANSEN BARNETT & MAXWELL, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – The Board of Directors recommends a vote FOR the proposal.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	ADOPTION OF THE SECUREALERT, INC. 2011 EQUITY COMPENSATION PLAN – The Board of Directors recommends a vote FOR the proposal.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.	APPROVAL OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK TO 850,000,000 – The Board of Directors recommends a vote FOR the proposal.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

5.	In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE:  Please sign exactly as name(s) EXACTLY as your name(s) appear(s) on the Notice of Internet Availability.  All joint holders must sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep Signature within the box	Signature 2 – Please keep Signature within the box	Date (mm/dd/yyyy)

Please mark, sign, date and return this proxy promptly by faxing to _____ or mailing to ________.